EXHIBIT 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63863) of Sodexho Marriott Services, Inc. pertaining to the Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust of our report dated May 11, 2001, except for Note 9, as to which the date is June 15, 2001, with respect to the financial statements and schedule of the Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP


McLean, Virginia
June 21, 2001